UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2008, Michal Barzuza was appointed to the Southern Union Company (the “Company”) Board of Directors (the “Board”), effective March 1, 2008. Ms. Barzuza fills a newly-created director position, bringing the total number of directors to ten. Her current term will expire at the Company’s 2008 annual meeting of shareholders, where she will stand for re-election by the shareholders.

Ms. Barzuza, 36, is an Associate Professor of Law at the University of Virginia School of Law, where she has offered courses in corporate governance, corporate law policy and corporations. Prior to joining the University of Virginia in 2005, Ms. Barzuza was the John M. Olin Research Fellow in Law & Economics at the Harvard Law School, Olin Center for Law, Economics and Business.

Ms. Barzuza received her LL.M and S.J.D. from Harvard Law School in Cambridge, Massachusetts, in 1999 and 2004, respectively. She resides in Charlottesville, Virginia.

At this time, the Board has not made a final determination as to committees of the Board on which Ms. Barzuza will serve.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                                                                    Exhibit

99.1	Press Release issued by Southern Union Company dated March 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 3, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                               Exhibit No.                        Description

99.1	Press Release issued by Southern Union Company dated March 3, 2008.